Exhibit 99.2

FORM OF CHANGE IN CONTROL AGREEMENT

This Change in Control Agreement (“Agreement”), dated as of                          , 201  , is by and between NuVasive, Inc. (the “Company”) and                             , (the “Executive”) (each a “Party”, and, collectively, the “Parties”).

WHEREAS, the Company considers it to be in the best interests of the stockholders to retain the continuity of management, including Executive, throughout periods of potential transition and to allow Executive to maintain objectivity in connection with any potential Change in Control of the Company.

WHEREAS, Executive and the Company may have entered into certain agreements (collectively, the “Existing Agreements”) that provide Executive with certain “change-in-control” rights and privileges and/or rights and privileges in the event that [her/his] employment with the Company were to terminate in certain specified circumstances.

WHEREAS, on or about the date hereof, Executive and the Company are entering into an Indemnification Agreement that provides the Executive with certain indemnification rights regarding his performance of his duties on behalf of the Company, and the Company has adopted an Executive Severance Plan pursuant to which Executive shall enjoy certain rights and privileges in the event that [his/her] employment with the Company were to terminate in certain specified circumstances (such Indemnification Agreement, the Executive Severance Plan and the Agreement collectively being referred to herein as the “New Agreements”).

WHEREAS, the New Agreements (i) are intended to supersede the Existing Agreements in their entirety, and (ii) the Executive has evaluated each of the Existing Agreements and the New Agreements and sees material value in terminating any rights and privileges that [he/she] may have or have otherwise had under the Existing Agreements entering into the New Agreements to serve as the sole agreement between [him/her] and the Company regarding the matters covered therein.

NOW THEREFORE, in consideration of the covenants and conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

1.        Term of Agreement. This Agreement shall commence on the date hereof and continue in effect until the earlier of (a) Executive’s Separation from Service other than within twenty-four (24) months following a Change in Control (each as defined below); (b) the Company’s satisfaction of all of its obligations under this Agreement; or (c) the execution of a written agreement between the Company and Executive terminating this Agreement.

2.        Definitions. As used in this Agreement:

(a)      “Annual Compensation” means the sum of the following:

(i)      one year of Executive’s base salary, the highest rate at which Executive was paid at any time during the twelve (12)-month period prior to the Executive’s Separation from Service; plus

(ii)      the greater of (A) the Executive’s target annual bonus amount for the year in which the Separation from Service occurs, or (B) the highest annual bonus paid to the Executive out of the three (3) prior bonuses paid to the Executive prior to the Executive’s Separation from Service.

(b)      “Benefits Cash-out Amount” means a single, lump-sum cash amount equal to (i) 229.56% multiplied by (ii) the sum of (A) the total cost of the projected premiums for group medical, dental and vision insurance coverage (the “Health Benefits”) for a period of twenty-four (24) months following the date of the Separation from Service, based on the projected premium rates for such period for continuation of coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) determined, in all cases, as of the date of the Separation from Service (1) based on the Company plans in which the Executive participates and the level of the Executive’s Health Benefits coverage as of immediately preceding the date of the Separation from Service or, if more favorable to the Executive, the level of the Executive’s Health Benefits coverage as in effect at any time during the ninety (90)-day period immediately preceding the date of the Change in Control, and (2) assuming, to the extent applicable, an increase of four percent (4%) in the applicable premium rates at the beginning of each calendar year during such twenty-four (24)-month period from those in effect as of the end of the previous calendar year, (B) the cost to the Company to provide the Executive for the twenty-four (24)-month period commencing on the date of the Separation from Service and determined based on the per employee monthly premium or allowance as in effect as of the date of the Separation from Service (with any annual premium or allowance to be divided by twelve) for group short- and long-term disability, group term life, Company paid voluntary life, accidental death and dismemberment and travel and accident insurance benefits (and excluding any supplemental benefits paid entirely through employee contributions), a supplemental executive physical benefit, and access to an employee assistance plan, in each case, under the plans in which the Executive is eligible and the level of the Executive’s coverage as of the date of the Separation from Service or, if more favorable to the Executive, the level of such coverage as in effect at any time during the ninety (90)-day period immediately preceding the Change in Control, and (C) the cost to the Company of providing Executive with a qualified plan defined contribution match for the period of twenty-four (24) months following date of the Separation from Service (1) based on the qualified plan defined contribution plan in effect on the date of such Separation from Service, or, if more favorable to the Executive, based on the qualified plan defined contribution plan as in effect at any time during the ninety (90)-day period immediately preceding the date of the Change in Control, and (2) assuming that Executive makes the maximum amount of employee contributions allowed under any such plan. For the avoidance of doubt, the cash amount in this subsection (b) shall be in lieu of the provision of any welfare benefits following the date of the Separation from Service and the Executive’s sole right to post-termination welfare benefits shall be those required to be made available under COBRA, the cost of which (if elected) shall be borne solely by the Executive.

(c)      “Cause” means (i) Executive’s willful and repeated failure to satisfactorily perform his or her material duties which is not remedied within a thirty (30) days’ written notice from the Company specifying such failure; (ii) Executive’s repeated and willful failure to follow the lawful directions of the Company’s Board of Directors which is not remedied within a thirty (30) days’ written notice from the Company specifying such failure; (iii) Executive’s conviction of or plea of nolo contendre to a crime involving moral turpitude; (iv) Executive engaging, or in any manner participating, in any activity which is directly competitive and materially and demonstrably injurious to the Company; or (v) commission of an intentional act of fraud, embezzlement or theft by the Executive in the course of Executive’s employment by the Company.

(d)      “Change in Control” means the occurrence of any one or a combination of the following:

(i)      any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total fair market value or total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any acquisition of such voting power by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)      the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or

(iii)      approval by the stockholders of a plan of complete liquidation or dissolution of the Company.

The Compensation Committee of the Board of Directors of the Company is empowered to determine, and shall, when necessary, so determine, whether multiple acquisitions of the voting securities of the Company and/or multiple asset transactions, as applicable, are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(e)      “Code” means the Internal Revenue Code of 1986, as amended from time-to-time.

(f)      “Disability” means that, at the time Executive Separates from Service, Executive has been unable to perform the duties of Executive’s position for a period of 180 consecutive days as the result of an incapacity due to physical or mental illness.

(g)      “Good Reason” means the occurrence of one of the following which occurs either in contemplation of a Change in Control or within twenty-four (24) months following a Change in Control and without Executive’s express, written consent: (i) a significant reduction of Executive’s duties, position or responsibilities (including, without limitation, any negative change in reporting hierarchy involving the Executive or the person to whom he or she directly reports), or Executive’s removal from such position and responsibilities; (ii) a reduction by the Company in Executive’s (A) base salary or target annual bonus as in effect immediately prior to such reduction, or (B) a change to the timing associated with long-term incentive awards or a reduction in the annual grant date fair value of such awards relative to the highest fair value award granted to Executive during the three (3)-year period prior to the Change in Control; (iii) a material reduction by the Company in the kind or aggregate level of employee benefits to which Executive is entitled immediately prior to such reduction with the result that Executive’s overall benefits package is significantly reduced; (iv) Executive is requested to relocate (except for office relocations that would not increase Executive’s one way commute to more than fifty (50) miles); or (v) the failure of the Company to obtain the assumption of this Agreement pursuant to Section 7. For avoidance of doubt (as examples and not an exhaustive list), a significant reduction of duties, position or responsibilities shall have occurred if the Executive was a Section 16 reporting officer immediately prior to the Change in Control and is no longer a Section 16 reporting officer immediately following the Change in Control. Any good faith determination of Good Reason by the Executive shall be binding on the Company provided the Company does not remedy the occurrence giving rise to Good Reason within thirty (30) days’ written notice thereof from the Executive.

(h)      “Long-term Incentive Award Value” means the highest grant date fair value of any long-term incentive award (cash and/or equity-based incentive) granted to Executive in the three (3) calendar year period prior to the calendar year of the Separation from Service.

(i)      “Separation from Service” or “Separates from Service” means a termination of employment with the Company that qualifies as a separation from service in accordance with Section 409A of the Code.

(j)      “Specified Employee” means an employee who is determined by the Company to be a Specified Employee in accordance with Section 409A of the Code.

3.         Severance Payments and Benefits.

(a) If a Change in Control occurs and, in contemplation of that Change in Control or within a period of twenty-four (24) months following the closing of a transaction that constitutes a Change in Control, Executive incurs a Separation from Service on account of (i) an involuntary termination by the Company for reasons other than death, Disability or Cause, or (ii) a voluntary termination elected by the Executive for Good Reason, then -- subject to (A) Executive signing and not revoking a Separation Agreement and General Release of All Claims in the form attached hereto as Exhibit A, and (B) Section 4 below -- Executive shall (and the Company (or any successor thereto) shall pay, award and/or provide):

(1)      receive a lump-sum cash severance payment in an amount equal to the sum of (a) two times (2x) Executive’s Annual Compensation; (b) the product of (x) Executive’s Long-term Incentive Award Value, multiplied by (y) a fraction, the numerator of which is the number of full and partial calendar months between January 1 of the year of Separation from Service and the date of the Executive’s Separation from Service (provided, however, that such numerator shall not exceed six (6)) and the denominator of which is twelve (12); (c) the Benefits Cash-out Amount; and (d) the product of (x) the greater of (A) Executive’s target annual bonus amount for the year in which the Separation from Service occurs, or (B) the highest annual bonus paid to the Executive out of the three (3) prior bonuses paid to the Executive prior to the Executive’s Separation from Service, multiplied by (y) a fraction, the numerator of which is the number of full and partial calendar months between January 1 of the year of Separation from Service and the date of the Executive’s Separation from Service and the denominator of which is twelve (12); and

(2)      become fully vested in all Company equity and long-term incentive awards granted to Executive (including, but not limited to, any and all stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and all other stock and cash-based long-term incentive awards) to the extent that such vesting is based on service with the Company. With respect to any performance shares and performance unit awards, (a) the final number of units and/or shares payable under such awards shall only be determined in accordance with the terms and conditions of the respective grant agreement governing such award, and accordingly, (b) distribution of such awards can only take place following such share and/or unit amount determination. Notwithstanding the foregoing, the full and immediate vesting of any restricted stock units, performance shares, performance units, shall not change the payment date thereof or otherwise apply to the extent it would result in adverse tax consequences under Section 409A of the Code.; and

(3)      notwithstanding anything to the contrary in the respective award agreement(s), be entitled to exercise any stock options or stock appreciation rights until the expiration of twenty-four (24) months following Executive’s Separation from Service (or until such later date as may be applicable under the terms of the award agreement governing the stock option or stock appreciation right upon termination of employment), subject to the maximum full term of the stock option or stock appreciation right; provided, however, that, if any stock option or stock appreciation right is terminated or cashed-out in connection with a Change in Control, the Executive shall receive a lump-sum cash payment equal to the time value (i.e., under the Black Scholes option pricing model) of such stock options or stock appreciation rights inclusive of the economic value for the period of twenty-four (24) months following Executive’s Separation from Service (or until such later date as may be applicable under the terms of the award agreement governing the stock option or stock appreciation right upon termination of employment), subject to the maximum full term of the stock option or stock appreciation right.

(b)      If Executive is not a Specified Employee, all payments made to Executive under Section 3(a) immediately above shall be made on the sixtieth (60th) calendar day following Executive’s Separation from Service, provided that Executive’s release of claims in the form attached hereto as Exhibit A must be effective and not revocable on the date payment is to be made in order to receive such payments. If Executive is a Specified Employee, to the extent required to comply with Section 409A of the Code, payments made under Section 3(a) immediately above shall be made within ten (10) calendar days following the date following the first (1st) day of the seventh (7th) month after the date of Executive’s Separation from Service, provided that no such payment shall be made to Executive if the release of claims in the form attached hereto as Exhibit A has not become effective as of the six (6)-month anniversary of the date of Executive’s Separation from Service. If all or any portion of any amounts payable to Executive pursuant to Section 3(a) immediately above is deferred to comply with Code Section 409A, such payments shall accrue interest at the six (6)-month Libor rate, and, on or before the date of the Executive’s Separation from Service, the Company shall make an irrevocable contribution of the amount deferred to comply with Section 409A of the Code to a grantor trust established by the Company prior to the Change in Control consistent with the terms of Rev. Proc. 92-64, 1992-33 I.R.B. 11, with irrevocable instructions to pay such amounts to Executive within ten (10) calendar days following the date following the first (1st) day of the seventh (7th) month after the date of Executive’s Separation from Service. Such grantor trust shall have an independent trustee and the Company shall bear all costs, expenses and fees, including legal and trustee fees, of establishing and maintaining such trust.

4.        Parachute Payments. In the event that any of the severance payments and other benefits provided by this Agreement or otherwise payable to Executive (a) constitute “parachute payments” within the meaning of Section 280G of the Code, and (b) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then Executive’s severance payments and benefits under this Agreement or otherwise shall be payable either in full or in such lesser amount which would result in no portion of such severance payments or benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the Excise Tax, results in the receipt by Executive, on an after-tax basis, of the greatest amount of severance payments and benefits under this Agreement or otherwise, notwithstanding that all or some portion of such severance payments or benefits may be taxable under Section 4999 of the Code. Any reduction in the severance payments and benefits required by this Section shall be made in the following order: (i) reduction of cash payments; (ii) reduction of accelerated vesting of equity awards other than stock options; (iii) reduction of accelerated vesting of stock options; and (iv) reduction of other benefits paid or provided to Executive. The calculations in Section 4 will be performed by the professional firm engaged by the Company for general tax purposes as of the day prior to the date of the event that might reasonably be anticipated to result in severance payments and benefits that would otherwise be subject to the Excise Tax. If the tax firm so engaged by the Company is serving as accountant or auditor for the acquiring company, the Company shall appoint a nationally recognized tax firm to make the determinations required by this Section. The Company shall bear all expenses with respect to the determinations by such firm required to be made by this Section 4. The Company and Executive shall furnish such tax firm such information and documents as the tax firm may reasonably request in order to make its required determination. The tax firm will provide its calculations, together with detailed supporting documentation, to the Company and Executive as soon as practicable following its engagement. Any good faith determinations of the tax firm made hereunder shall be final, binding and conclusive upon the Company and Executive. However, the Executive shall have the final authority to make any good faith determination(s) associated with the assumptions used by the tax firm in providing its calculations, and such good faith determination by the Executive shall be binding on the Company. As a result of the uncertainty in the application of Sections 409A, 280G or 4999 of the Code at the time of the initial determination by the professional tax firm described in this Section 4, it is possible that the Internal Revenue Service (the “IRS”) or other agency will claim that an Excise Tax greater than that amount, if any, determined by such professional firm for the purposes of Section 4 is due (the “Additional Excise Tax”). Executive shall notify the Company in writing of any claim by the IRS or other agency that, if successful, would require payment of Additional Excise Tax. Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to payments made or due to Executive. The Company shall pay all reasonable fees, expenses and penalties of Executive relating to a claim by the IRS or other agency. In the event it is finally determined that a further reduction would have been required under Section 4 to place Executive in a better after-tax position, Executive shall repay the Company such amount within 30 days thereof in order to effect such result.

5.        No Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in Section 3 hereof by seeking other employment or otherwise, nor shall the amount of such payment be reduced by reason of compensation or other income Executive receives for services rendered after Executive’s Separation from Service from the Company.

6.        Exclusive Remedy. In the event of Executive’s Separation from Service on account of an involuntary termination without Cause or a voluntary termination for Good Reason within twenty-four (24) months following a Change in Control, the provisions of Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled (including any contrary provisions in any employment agreement Executive may have with the Company), whether at law, tort or contract, in equity, or under this Agreement. Payments made to or on behalf of Executive under any other severance plan, policy, contract or arrangement with the Company shall reduce amounts payable under this Agreement on a dollar for dollar basis.

7.        Company’s Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section 7, Company includes any successor to its business or assets as aforesaid which executes and delivers this Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

8.        Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) days after deposit with postal authorities transmitted by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first or last page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9.        Amendment or Waiver. No provisions of this Agreement may be amended, modified, waived or discharged unless Executive and the Company agree to such amendment, modification, waiver or discharge in writing. No amendment, modification, waiver or discharge of this Agreement shall result in the accelerated payment of any benefit or payment provided for in Section 3. No waiver by either party at any time of the breach of, or lack of compliance with, any conditions or provisions of this Agreement shall be deemed a waiver of the provisions or conditions hereof.

10.      Entire Agreement. This Agreement represents the entire agreement between Executive and the Company with respect to the matters set forth herein and supersedes and replaces any prior agreements in their entirety. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement will be made by either party which are not set forth expressly herein. No future agreement between Executive and the Company may supersede this Agreement, unless it is in writing and specifically makes reference to this Section 10.

11.      Executive’s Successors. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive dies while any amounts are still payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee or, if there be no such designees, to Executive’s estate.

12.      No Funding Obligation. This Agreement shall be unfunded. Any payment made under this Agreement shall be made from the Company’s general assets except as provided in Section 3(c), and the Executive’s rights shall be no greater than those of general unsecured creditor of the Company.

13.      Legal Fees. In the event of any dispute or controversy arising out, relating to, or in connection with this Agreement, the Company shall reimburse Executive for reasonable attorney fees, costs and expenses incurred with respect thereto if Executive substantially prevails on the merits with respect to any breach of this Agreement by the Company.

14.      Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

15.      Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

16.      Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income, employment and excise taxes.

17.      Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California (with the exception of its conflict of law provisions). This Agreement is intended to comply with or be exempt from Section 409A of the Code and the regulations promulgated thereunder.

18.      Counterparts; Electronic Signatures. This Agreement may be executed (including via electronic signature) in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date set forth above.

NuVasive, Inc.

By:

ACCEPTED AND AGREED TO AS OF THE DATE FIRST SET FORTH ABOVE:
[Executive]

EXHIBIT A

SEPARATION AGREEMENT

AND GENERAL RELEASE OF ALL CLAIMS

This Separation Agreement and General Release of All Claims (“Separation Agreement”) is made by and between NuVasive, Inc. (“Company”) and                          (“Executive”) with respect to the following facts:

A.        Executive and Company are parties to that certain Change in Control Agreement dated             , 20    (“CIC Agreement”).

B.        Executive’s employment with Company will terminate effective                          (“Separation Date”). Pursuant to the CIC Agreement, Executive is entitled to certain severance payments and benefits as described below, contingent upon Executive entering into and complying with this Separation Agreement.

C.        The parties desire to settle all claims and issues that have, or could have been, raised by Executive in relation to Executive’s employment with Company and arising out of or in any way related to the acts, transactions or occurrences between Executive and Company to date, including, but not limited to, Executive’s employment with Company or the termination of that employment, on the terms set forth below.

THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

1.        Severance Package. In exchange for the promises set forth herein, as required by the CIC Agreement, Company agrees to provide Executive with the following payments and benefits (“Severance Package”), to which Executive is not otherwise entitled absent entering into this Separation Agreement. Executive acknowledges and agrees that this Severance Package constitutes adequate legal consideration for the promises and representations made by Executive in this Separation Agreement. All capitalized terms set forth herein, not defined within this Separation Agreement, shall have the definition provided in the CIC Agreement.

1.1    Cash Severance Payment. Company agrees to provide Executive with a cash severance payment equal to a total gross amount prior to the reduction thereof for applicable income and employment taxes as set forth on Schedule A-1 hereto (“Cash Severance Payment”). The Cash Severance Payment, as reduced by applicable income and employment taxes will be paid-out in a lump-sum on the date specified in Section 3(c) of the CIC Agreement.

1.2    Acceleration of Equity Awards. Company shall provide Executive with full and immediate vesting (without consideration to any vesting criteria otherwise stated in the respective awards agreements) of Company equity and longer term-incentive awards granted to Executive, including, but not limited to, any and all stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock and cash-based long-term incentive awards. Details of the equity awards subject to this acceleration provision are set forth on Schedule A-1 hereto. Notwithstanding the foregoing, with respect to any performance shares and performance unit awards, (a) the final number of units and/or shares associated with such awards shall only be determined in accordance with the terms and conditions of the respective grant agreement governing such award, and (b) accordingly, distribution of such awards can only take place following such share and/or unit amount determination (subject to delay as necessary to avoid any adverse tax consequences under Section 409A of the Code).

1.3     Extension of Exercise Period for Equity Awards. Executive shall be entitled to exercise any stock options or stock appreciation rights until the expiration of twenty-four (24) months following Executive’s Separation Date (or until such later date as may be applicable under the terms of the award agreement governing the stock option or stock appreciation right upon termination of employment), subject to the maximum full term of the stock option or stock appreciation right. Details of the extension of the exercise period are set forth on Schedule A-1 hereto.

1.4     Reduction for Parachute Payments. The payments and benefits set forth on Schedule A-1 reflect any reductions in severance payments of benefits required under Section 4 of the CIC Agreement.

2.        General Release.

2.1     Executive unconditionally, irrevocably and absolutely releases and discharges Company, and any parent or subsidiary corporations, divisions or affiliated corporations, partnerships or other affiliated entities of the foregoing, past and present, as well as their respective employees, officers, directors, shareholders, agents, successors and assigns (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Executive’s employment with Company, the termination of Executive’s employment, breach of any offer letter or other employment arrangement with Company and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Executive’s employment with Company, and the termination of employment with Company. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, as applicable, but not limited to alleged violations of the California Labor Code, the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Family Medical Leave Act, the California Family Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, and all claims for attorneys’ fees, costs and expenses.

2.2     Executive expressly waives Executive’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by Executive or on Executive’s behalf, related in any way to the matters released herein.

2.3     The parties acknowledge that this general release is not intended to bar any claims that, by statute, may not be waived, such as Executive’s right to file a charge with the National Labor Relations Board or Equal Employment Opportunity Commission and other similar government agencies, and claims for statutory indemnity, workers’ compensation benefits or unemployment insurance benefits, as applicable, or any challenge to the validity of Executive’s release of claims under the Age Discrimination in Employment Act of 1967, as amended, as set forth in this Separation Agreement. Furthermore, this general release does not waive Executive’s right to enforce the terms of this Separation Agreement or to bring any claims Executive may have for vested equity awards, or benefits or insurance coverage available to Executive as a director or officer of Company under any Company policy or the Indemnification Agreement.

2.4     Executive acknowledges that Executive may discover facts or law different from, or in addition to, the facts or law that Executive knows or believes to be true with respect to the claims released in this Separation Agreement and agrees, nonetheless, that this Separation Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

2.5     Executive declares and represents that Executive intends this Separation Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Executive intends the release herein to be final and complete. Executive executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

3.        California Civil Code Section 1542 Waiver. Executive expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived. That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive waives any right which Executive has or may have under 1542 to the full extent Executive may lawfully waive such rights pertaining to this general release of claims.

4.        Representation Concerning Filing of Legal Actions. Executive represents that, as of the date of this Separation Agreement, Executive has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Company or any of the other Released Parties in any court or with any governmental agency, related to the matters released in this Separation Agreement.

5.        Mutual Non-disparagement. Executive agrees that Executive will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of Company or any of the other Released Parties. In exchange for Executive’s promises in this paragraph, Company agrees to instruct its officers and directors to not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputation, practices or conduct of Executive.

6.        Return of Company Property.

6.1     Executive understands and agrees that as a condition of receiving the Severance Payment, all Company property must be returned to Company. By signing this Separation Agreement, Executive represents that Executive has returned all Company property, data and information belonging to Company, including all code and computer programs, and information of whatever nature, as well as any other materials, keys, passcodes, access cards, credit cards, computers, documents or information, including, but not limited to, confidential information in Executive’s possession or control. Further, Executive represents that Executive has retained no copies thereof, including electronic copies and agrees that Executive will not use or disclose to others any confidential or proprietary information of Company.

6.2    Executive acknowledges and agrees that nothing in this Separation Agreement and/or the related CIC Agreement in any way modify or amend any of the terms and conditions of that certain Proprietary Information and Inventions Agreement (the “PIIA”) by and between the Executive and the Company, dated                         , which such agreement remains in full force and effect.

7.        Nonsolicitation. Executive acknowledges and agrees that the terms and conditions of the “non-solicitation” clause from Article VI of the PIIA remain applicable to the Executive, notably, for the twelve (12)–month period following the Termination Date.

8.        Confidentiality. Executive agrees to keep the terms of this Separation Agreement confidential, except that Executive may confidentially disclose the fact and terms of this Separation Agreement to Executive’s immediate family and attorney or accountant, if any, as needed for legal or tax advice, but in no event may Executive discuss this Separation Agreement or its terms with any current, former or prospective Executive of Company.

8.1    Nothing in this Separation Agreement shall prohibit either party from making truthful statements in any legal proceedings or as otherwise required by law.

8.2     Executive further agrees to comply with the continuing obligations set forth in the surviving provisions of the Company’s existing proprietary rights agreement (“Nondisclosure Agreement”) previously signed by Executive.

9.        Affirmation. Executive affirms that other than the Severance Payment referenced herein, Executive has been paid all compensation, wages, bonuses, and commissions due, and has been provided all leaves (paid or unpaid) and benefits to which Executive may be entitled.

10.        No Admissions. By entering into this Separation Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

11.     Older Workers’ Benefit Protection Act. This Separation Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). Executive is advised to consult with an attorney before executing this Separation Agreement.

11.1    Acknowledgments/Time to Consider. Executive acknowledges and agrees that (a) Executive has read and understands the terms of this Separation Agreement; (b) Executive has been advised in writing to consult with an attorney before executing this Separation Agreement; (c) Executive has obtained and considered such legal counsel as Executive deems necessary; (d) Executive has been given twenty-one (21) days to consider whether or not to enter into this Separation Agreement (although Executive may elect not to use the full 45-day period at Executive’s option); and (e) by signing this Separation Agreement, Executive acknowledges that Executive does so freely, knowingly, and voluntarily.

11.2    Revocation/Effective Date. This Separation Agreement shall not become effective or enforceable until the eighth (8th) day after Executive signs this Separation Agreement. In other words, Executive may revoke Executive’s acceptance of this Separation Agreement within seven (7) days after the date Executive signs it. Executive’s revocation must be in writing and received by Company, before the seventh (7th) day in order to be effective. If Executive does not revoke acceptance within the seven (7)-day period, Executive’s acceptance of this Separation Agreement shall become binding and enforceable on the eighth day (“Effective Date”). The Severance Package will become due and payable in accordance with paragraph 1 above after the Effective Date, provided Executive does not revoke.

12.     Preserved Rights of Executive. This Separation Agreement does not waive or release any rights or claims that Executive may have under the Age Discrimination in Employment Act that arise after the execution of this Separation Agreement. In addition, this Agreement does not prohibit Executive from challenging the validity of this Separation Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.

13.     Severability. In the event any provision of this Separation Agreement shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.

14.     Full Defense. This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Executive in breach hereof. Executive agrees that in the event an action or proceeding is instituted by the Released Parties in order to enforce the terms or provisions of this Separation Agreement, the Released Parties shall be entitled to an award of reasonable costs and attorneys’ fees incurred in connection with enforcing this Separation Agreement, to the fullest extent permitted by law.

15.     Applicable Law. The validity, interpretation and performance of this Separation Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.

16.         Entire Agreement; Modification.

16.1    This Separation Agreement, and the surviving provisions of any Award Agreements for performance-based equity awards, the Company’s CIC Agreement, and the PIIA are intended to be the entirety of surviving agreements between the parties and such agreements collectively supersede any and all other and prior agreements, written or oral, between the parties regarding this subject matter are hereby cancelled and shall have no further effect.

16.2    This Separation Agreement may be amended only by a written instrument executed by all parties hereto.

[Signature Page to Follow]

THE PARTIES TO THIS SEPARATION AGREEMENT HAVE READ THE FOREGOING SEPARATION AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS SEPARATION AGREEMENT ON THE DATES SHOWN BELOW.

Dated:	By:

NuVasive, Inc.

Dated:	By:

Its:

[Signature Page]

Schedule A-1

Set forth below are the details of the Severance Package provided to Executive pursuant to the CIC Agreement and this Separation Agreement.

Severance Payment (paragraph 1.1 of this Separation Agreement and Section 3(a) of the CIC Agreement):

Acceleration of Equity Awards (paragraph 1.2 of this Separation Agreement and Section 3(a) of the CIC Agreement):

Extension of Exercise Period for Equity Awards (paragraph 1.3 of this Separation Agreement and Section 3(a) of the CIC Agreement):